SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) December 29, 1998


                          COMMERCIAL PROPERTIES 4, L.P.
             (Exact name of registrant as specified in its charter)


          Virginia                      0-14342                 11-2711361
 State or other jurisdiction          Commission               IRS Employer
      of incorporation                File Number            Identification No.


3 World Financial Center, 29th Floor
New York, NY     Attn.:  Andre Anderson                           10285
Address of principal executive offices                          Zip Code


Registrant's telephone number, including area code (212) 526-3183


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                                       2


COMMERCIAL PROPERTIES 4, L.P.



Item 2.     Disposition of Assets

On December 29, 1998, Commercial Properties 4, L.P., a Virginia limited partnership (the "Partnership"), sold the Partnership's remaining property, Crosswest Office Center (the "Property"). The Property was sold to an unaffiliated partnership, Crosswest Associates, L.P. (the "Buyer"), for a selling price of approximately $12,057,718, net of existing mortgage debt and closing adjustments. The selling price was determined by arm's length negotiations between the Partnership and the Buyer.

As a result of the sale, the General Partners intend to distribute the net proceeds therefrom, together with the Partnership's remaining cash reserves (after payment of or provision for the Partnership's liabilities and expenses, and establishment of a reserve for contingencies, if any) and dissolve the Partnership in accordance with the Partnership Agreement.


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                                       3


COMMERCIAL PROPERTIES 4, L.P.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                       COMMERCIAL PROPERTIES 4, L.P.

                                 BY:   CP4 REAL ESTATE SERVICES INC.
                                       A General Partner



Date:  January 13, 1999                BY:   /s/Michael T. Marron
                                             --------------------
                                             Michael T. Marron
                                             President


Date:  January 13, 1999                BY:   /s/Timothy E. Needham
                                             ---------------------
                                             Timothy E. Needham
                                             Vice President and
                                             Chief Financial Officer